EXHIBIT 11
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              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE




                                                        Period
                                                    April 1, 1998,
                                                       Through
                                                      March 31,
                                                         1999
                                                    --------------
Earnings of the Company                                $389,366

Basic:

    Average shares outstanding                          545,755

    Earnings per share                                    $.71

Diluted:

    Average shares outstanding                          558,363

    Earnings per share                                    $.70